MANDALAY MEDIA, INC.’S PROPOSAL TO MERGE WITH
WORLD POKER TOUR IS REJECTED

LOS ANGELES – November 3, 2009 – Mandalay Media, Inc. (OTC Bulletin Board: MNDL) announced today that its previously announced bid to merge with WPT Enterprises, Inc. (“WPT”) was rejected by the board of directors of WPT.

“We are very disappointed by this decision” said Ray Schaaf, President of Mandalay Media. “ However, we remain interested in pursuing similar opportunities to expand our business and enhance shareholder value in the future.”

About Mandalay Media, Inc.:

Managed by leading media and technology industry executives, the Company's mission is to build a unique combination of new media distribution and content companies through acquisitions with domestic and foreign businesses with strong management teams and historical financial performance. Through its wholly-owned subsidiary Twistbox Entertainment, Inc., the Company is a leading global producer and publisher of mobile entertainment. Twistbox has exclusive licenses with industry-leading brands, direct distribution with more than 120 wireless operators in over 45 countries and provides an extensive portfolio of award-winning games, WAP sites and mobile TV channels. Its wholly-owned subsidiary AMV Holding Limited is a European leader in direct-to-consumer mobile Internet content and services.

For more information, please visit www.mandalaymediainc.com.

Safe Harbor: This press release contains forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as "estimate", "expect", "anticipate" or "believe" and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause the Company's results to differ materially from the expectations include the following: consumer demand for the Company's products; consumer spending trends; fluctuations in the currencies of the countries in which the Company operates against the US dollar; timely development and release of the Company's products; competition in the industry; the Company's ability to manage expenses; the Company's ability to manage and sufficiently integrate acquisitions of other companies; adverse changes in the securities markets; and other factors described in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2009. The Company does not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.